Exhibit 99.1

MEDIA CONTACT:                                                                                     ANALYSTS CONTACT:
Bill Schalk                                                                                                  Bette Jo Rozsa
Communications Manager                                                                                 Managing Director, Investor Relations
Cook Nuclear Plant                                                                                          614/716-2840
269/466-2854

FOR IMMEDIATE RELEASE

RETURN TIMELINE FOR AEP’S COOK NUCLEAR UNIT 1
DEFINED BY REPAIR, REPLACEMENT SCENARIO

BRIDGMAN, Mich., Dec. 1, 2008 – American Electric Power (NYSE: AEP) continues work to repair Cook Nuclear Plant’s damaged Unit 1 turbine generator. A repair option may allow operation at reduced power, but the rotors will ultimately be replaced to ensure the long-term viability of the unit. The expected return-to-service timeline ranges from the second half of 2009, if repair is successful, to 2010 if the rotors must be replaced before operation.
AEP anticipates that all costs incurred to return Cook Unit 1 to service will be recovered through insurance, vendor warranty or the regulatory process. Repair and replacement of the turbine rotors is estimated to cost up to $332 million.
The unit has been out of service since Sept. 20 after severe turbine vibrations, caused by broken low-pressure turbine blades, damaged the main turbine and generator. In 2006, three new low-pressure turbines, manufactured by Siemens, were installed in Cook Unit 1. Blades broke on two of these three turbines. The high-pressure turbine and main generator are original plant equipment manufactured by General Electric.
“We want to return Cook Unit 1 to service as soon as it is feasible and we can ensure reliable long-term operation,” said Michael G. Morris, AEP’s chairman, president and chief executive officer. “Our expectations are that the low-pressure turbine rotors can be repaired and the unit will return to service in the second half of 2009.”
The best-case scenario, with successful repairs and expedited parts deliveries, estimates a return to service in September 2009. This repair option includes straightening the rotor shafts and modifying each rotor by removing one or two of the largest rows of blades until new rotors can be manufactured. Returning to service without one or two rows of blades would result in an approximate power reduction of 100 to 250 megawatts (MW) from Unit 1’s rated net capacity of 1,030 MW. Work to straighten the first rotor shaft has started. Work on the third rotor will finish in mid-January.
If the repair is not successful, the unit will not restart until new rotors are available. AEP and Siemens are pursuing turbine rotor replacement in parallel with repair. The manufacturing schedule of long lead-time items will result in a low-pressure turbine rotor delivery date and return to service in 2010.
The General Electric high-pressure turbine and main generator rotors are undergoing repairs at a GE facility in Chicago. Both are expected to be returned to Cook prior to the return of the repaired low-pressure turbine rotors.
At the Cook site, additional inspection and repair work continues on the turbine support and auxiliary systems. This work is also scheduled for completion in first-quarter 2009 prior to the return of the low-pressure rotors to the site. More than 400 additional contractors are currently performing that work.
The refueling outage for Cook Unit 2, which continues to operate at full power, will take place as scheduled in the spring of 2009. Unit 2 is rated at 1,070 MW net. The refueling outage scheduled in the fall of 2009 for Cook Unit 1 will be moved into 2010, with the date dependent on the return to service. AEP anticipates sufficient reserve generating capacity so the loss of the capacity from the Cook unit does not affect AEP's ability to serve customers.
 “The safe and reliable operation of the Cook units is our primary focus,” said Michael Rencheck, AEP senior vice president and chief nuclear officer. “We have the top experts from Siemens and GE working on Unit 1 turbine repairs, and we’ll manage all the work in the manner that best supports our commitment to the long-term safe and reliable operation of the entire station and to the benefit of our customers.”
Indiana Michigan Power, the AEP utility that operates Cook Nuclear Plant, maintains property insurance with a $1 million deductible that covers repair costs. Indiana Michigan Power also maintains a separate accidental outage policy whereby, after a 12-week deductible period, the company is entitled to weekly payments of $3.5 million for the first 52 weeks following the deductible period. The weekly indemnity lowers to $2.8 million after the initial 52 weeks of indemnity.
American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation’s largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation’s largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP’s transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP’s utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP’s headquarters are in Columbus, Ohio.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness and performance of fuel suppliers and transporters; availability of generating capacity and the performance of AEP’s generating plants; AEP’s ability to recover regulatory assets and stranded costs in connection with deregulation; AEP’s ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire generating capacity (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs (including the costs of projects that are canceled) through applicable rate cases or competitive rates; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance); resolution of litigation (including disputes arising from the bankruptcy of Enron Corp. and related matters); AEP’s ability to constrain operation and maintenance costs; the economic climate and growth or contraction in AEP’s service territory and changes in market demand and demographic patterns; inflationary and interest rate trends; volatility in the financial markets, particularly developments affecting the availability of capital on reasonable terms and developments impacting AEP’s ability to refinance existing debt at attractive rates; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading markets; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas, coal, nuclear fuel and other energy-related commodities; changes in utility regulation, including the implementation of the recently passed utility law in Ohio and the allocation of costs within regional transmission organizations; accounting pronouncements periodically issued by accounting standard-setting bodies; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans and nuclear decommissioning trust and the impact on future funding requirements; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.